Exhibit 99.1

Finish Line Reports Second Quarter Fiscal Year 2013 Results
Q2 comp store sales increased 12.3%; Q2 EPS of $0.49; Company Raises Full Year Outlook

INDIANAPOLIS, September 28, 2012 – The Finish Line, Inc. (NASDAQ: FINL) today reported results for the 13-week and 26-week periods ended September 1, 2012.

For the thirteen weeks ended September 1, 2012:

•	Consolidated net sales, inclusive of Finish Line and The Running Company, increased 16.1% to $385.0 million.
•	Finish Line comparable store sales increased 12.3% on top of an 11.0% increase for the same period a year ago.
•	Digital comparable sales, which are included in the comparable store sales results, were up 29.6%.
•	Earnings per diluted share increased 25.6% to $0.49.

“We are very pleased with the strength of our second quarter performance,” said Chairman and Chief Executive Officer Glenn Lyon. “Our ability to achieve double digit comps in the second quarter, on top of a double digit comp increase in the prior year period illustrates our ability to further expand our leadership position in athletic footwear. Second quarter sales were driven by market share gains in running and basketball as we have been able to capitalize on recent trends in each category enabled by our strong relationships with both vendors and consumers. Importantly, we translated a 16% top-line increase into 26% earnings growth even as we make the necessary investments in order to successfully execute our omni-channel vision. We move forward with sound strategies in place that we believe will further improve our consumer mindshare, deliver consistent sales and earnings growth, and return increased value to our shareholders.”

Balance Sheet

As of September 1, 2012, consolidated merchandise inventories increased 9.0% to $250.6 million compared to $229.8 million as of August 27, 2011. For Finish Line, merchandise inventories increased by 6.3%.

As of September 1, 2012, the company had no interest-bearing debt and $254.2 million in cash and cash equivalents, compared to $289.6 million a year ago.

Outlook

Based on second quarter results, the company now expects earnings per share for the fiscal year ending March 2, 2013 to increase between 6 to 9% over the $1.53 in fiscal 2012, which excludes the $0.07 impact from the 53rd week, up from its most recent guidance of 6 to 7% growth. This guidance assumes an annual comparable store sales increase of 6 to 8%.

Q2 Fiscal 2013 Conference Call Today, September 28, 2012 at 8:30 a.m.

The company will host a conference call for investors today, September 28, 2012, at 8:30 a.m. Eastern. To participate in the live conference call, dial 866-923-8645 (U.S. and Canada) or 660-422-4970 (International), conference ID #29801370. The live conference call will also be accessible online at www.finishline.com. A replay of the conference call can be accessed approximately two hours following the completion of the call by dialing 800-858-8367, conference ID #29801370. This recording will be made available through Friday, October 5, 2012. The replay will also be accessible online at www.finishline.com.

About Finish Line

The Finish Line, Inc. is a premium retailer of athletic shoes, apparel and accessories. The company has two retail divisions -- Finish Line, which operates 638 Finish Line brand stores in malls across the U.S., and The Running Specialty Group, which operates 19 specialty running shops in seven states and the District of Columbia under The Running Company banner. Finish Line stores employ more than 11,000 sneakerologists who help customers every day connect with their sport, their life and their style. Online shopping is available at www.finishline.com and mobile shopping is available at m.finishline.com.  Follow Finish Line on Twitter at Twitter.com/FinishLine and “like” Finish Line on Facebook at Facebook.com/FinishLineUSA. The Running Company stores carry a deep assortment of performance running shoes, apparel and accessories. Their trained experts advise everyone from beginner to advanced runners and provide free gait analysis to ensure the proper fit for each customer. The Running Company is tightly connected to its communities, hosting regular neighborhood group runs and sponsoring local races. More information on The Running Company can be found at www.run.com.

Forward-Looking Statements

This news release includes statements that are or may be considered “forward-looking” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by the use of words or phrases such as, but not limited to, “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “build,” “may,” “should,” “will,” “estimates,” “indication,” “potential,” “optimistic,” “confidence,” “momentum,” “continue,” “lead to,” “evolve,” “expand,” “growth” or words and phrases of similar meaning.  Statements that describe objectives, plans or goals also are forward-looking statements.

All of these forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statements. The principal risk factors that could cause actual performance and future actions to differ materially from the forward-looking statements include, but are not limited to, the company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor); the availability and timely receipt of products; the ability to timely fulfill and ship products to customers; fluctuations in oil prices causing changes in gasoline and energy prices, resulting in changes in consumer spending as well as increases in utility, freight and product costs; product demand and market acceptance risks; deterioration of macro-economic and business conditions; the inability to locate and obtain or retain acceptable lease terms for the company’s stores; the effect of competitive products and pricing; loss of key employees; execution of strategic growth initiatives (including actual and potential mergers and acquisitions and other components of the company’s capital allocation strategy); and the other risks detailed in the company’s Securities and Exchange Commission filings. Readers are urged to consider these factors carefully in evaluating the forward-looking statements.  The forward-looking statements included herein are made only as of the date of this report and the company undertakes no obligation to publicly update these forward-looking statements to reflect subsequent events or circumstances.

	The Finish Line, Inc.
	Consolidated Statements of Income (Unaudited)
	(In thousands, except per share and store data)
	Thirteen Weeks Ended	Thirteen Weeks Ended	Twenty-Six Weeks Ended	Twenty-Six Weeks Ended

	September 1,	August 27,	September 1,	August 27,
	2012	2011	2012	2011

Net sales	$385,011	$331,514	$704,060	$630,988
Cost of sales (including occupancy costs)	250,461	215,180	464,851	411,391
Gross profit	134,550	116,334	239,209	219,597

Selling, general and administrative expenses	94,711	82,076	179,557	158,751
Store closing costs	325	580	420	597
Operating income	39,514	33,678	59,232	60,249

Interest income, net	58	139	129	281
Income before income taxes	39,572	33,817	59,361	60,530

Income tax expense	15,136	12,897	22,844	23,194
Net income	24,436	20,920	36,517	37,336
Net loss attributable to redeemable noncontrolling interest	537	—	734	—
Net income attributable to The Finish Line, Inc.	$24,973	$20,920	$37,251	$37,336

Diluted earnings per share attributable to The Finish Line, Inc. shareholders	$0.49	$0.39	$0.72	$0.69

Diluted weighted average shares	50,866	53,143	51,135	53,573

Dividends declared per share	$0.06	$0.05	$0.12	$0.10

Finish Line store activity for the period:
Beginning of period	640	657	637	664
Opened	4	—	13	—
Closed	(6)	(10)	(12)	(17)
End of period	638	647	638	647
Square feet at end of period			3,449,041	3,487,044
Average square feet per store			5,406	5,390

Running Company store activity for the period:
Beginning of period	19	—	19	—
Opened	—	—	—	—
Closed	—	—	—	—
End of period	19	—	19	—
Square feet at end of period			60,436	—
Average square feet per store			3,181	—

	Thirteen Weeks Ended		Twenty-Six Weeks Ended
	September 1,	August 27,	September 1,	August 27,
	2012	2011	2012	2011

Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales (including occupancy costs)	65.0	64.9	66.0	65.2
Gross profit	35.0	35.1	34.0	34.8

Selling, general and administrative expenses	24.6	24.7	25.5	25.1
Store closing costs	0.1	0.2	0.1	0.1
Operating income	10.3	10.2	8.4	9.6

Interest income, net	—	—	—	—
Income before income taxes	10.3	10.2	8.4	9.6

Income tax expense	3.9	3.9	3.2	3.7

Net income	6.4	6.3	5.2	5.9
Net loss attributable to redeemable noncontrolling interest	0.1	—	0.1	—
Net income attributable to The Finish Line, Inc.	6.5%	6.3%	5.3%	5.9%

	Condensed Consolidated Balance Sheets

	September 1,	August 27,	March 3,
	2012	2011	2012
	(Unaudited)	(Unaudited)
ASSETS
Cash and cash equivalents	$254,225	$289,625	$307,494
Merchandise inventories, net	250,634	229,836	220,405
Other current assets	25,742	12,830	24,849
Property and equipment, net	157,539	122,200	126,997
Other assets	33,273	31,941	31,751
Total assets	$721,413	$686,432	$711,496

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities	$138,814	$155,859	$138,683
Deferred credits from landlords	28,898	31,330	30,080
Other long-term liabilities	13,820	14,276	13,196
Redeemable noncontrolling interest	5,248	—	—
Shareholders' equity	534,633	484,967	529,537
Total liabilities and shareholders' equity	$721,413	$686,432	$711,496

Media Contact:	Investor Contact:
Dianna Boyce	Ed Wilhelm
Corporate Communications	Chief Financial Officer
317-613-6577	317-613-6914